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                                                                 Exhibit (h)(19)

                                 NORTHERN FUNDS

                ADDENDUM NO. 18 TO THE TRANSFER AGENCY AGREEMENT

         This Addendum dated as of the 17th day of February, 2006, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware statutory trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

         WHEREAS, The Trust and the Transfer Agent have entered into a Transfer Agency Agreement dated as of April 1, 1994 as amended by Addendum No. 1 dated November 29, 1994, by Addendum No. 2 dated March 29, 1996, by Addendum No. 3 dated August 7, 1996, by Addendum No. 4 dated March 24, 1997, by Addendum No. 5 dated February 12, 1997, by Addendum No. 6 dated November 18, 1997, by Addendum No. 7 dated December 21, 1998, by Addendum No. 8 dated September 15, 1999, by Addendum No. 9 dated December 28, 1999, by Addendum No. 10 dated February 8, 2000, by Addendum No. 11 dated July 31, 2000, by Addendum No. 12 dated August 1, 2000, by Addendum No. 13 dated August 1, 2000, by Addendum No. 14 dated May 17, 2001, by Addendum No. 15 dated October 30, 2001, by Addendum No. 16 dated February 14, 2005, and by Addendum No. 17 dated December 5, 2005 (the "Transfer Agency Agreement") pursuant to which the Trust has appointed the Transfer Agent to act as transfer agent to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Value Fund (formerly known as the Small Cap Fund), Technology Fund, Stock Index Fund, Florida Intermediate Tax-Exempt Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Tax-Exempt Money Market Fund, Small Cap Growth Fund, Large Cap Value Fund, International Growth Equity Fund, Growth Opportunities Fund, Value Fund, International Equity Index Fund, Mid Cap Index Fund, and Enhanced Large Cap Fund; and

         WHEREAS, the Trust and the Transfer Agent wish to clarify the terms and conditions of the Transfer Agency Agreement with respect to temporary cash balances held by the Transfer Agent ("Cash Balances") in connection with subscription, redemption and related transactions in shares of the Funds listed above and any other investment fund now or hereafter maintained by the Trust (the "Funds").

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

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         During the term of this Agreement, the Transfer Agent and its affiliates will continue to pay or otherwise bear all expenses related to maintenance of any account(s) maintained with respect to Cash Balances held by the Transfer Agent. The Transfer Agent and its affiliates will not be required to make any payment to the Trust with respect to the income or other benefits received by them on the Cash Balances, if any. Such income or benefits will be reported periodically to the Board of Trustees of the Trust.

         Except to the extent supplemented hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respect as supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

         All signatures need not appear on the same copy of this addendum.

                                        NORTHERN FUNDS


Attest: /s/ Oralia Hernandez            By: /s/ Lloyd A. Wennlund
       ----------------------              -------------------------

                                        Title: President
                                              ----------------------


                                        THE NORTHERN TRUST COMPANY


Attest: /s/ Oralia Hernandez            By: /s/ Eric Schweitzer
       ----------------------              -------------------------

                                        Title: Senior Vice President
                                              ----------------------